RESTATED
                                BY-LAWS OF
                    INTERNATIONAL SPEEDWAY CORPORATION

                                 ARTICLE I
                          MEETING OF STOCKHOLDERS

     Section 1. ANNUAL MEETING. The annual meeting of Stockholders shall be held, at a location determined by the Board of Directors, between the first and third Tuesdays in January of each year, at 10:00 o'clock A.M., or at any other date and time as the Board of Directors may from time to time determine. If the day so designated falls upon a legal holiday, then the meeting shall be held upon the first business day thereafter. The Secretary shall serve personally, or Mail a written notice thereof, not less than ten or more than sixty days previous to such meeting addressed to each stockholder at his address as it appears on the stock book; but at any meeting at which all stockholders shall be present, or of which all stockholders not present have waived notice in writing, the giving of notice as above required may be dispensed with.

     Section 2. SPECIAL MEETINGS. Special meetings of Stockholders other than those regulated by statute, may be called at any time by a majority of the Directors. Notice of such meeting stating the purpose for which it is called shall be served personally or by mail, not less than ten days before the date set for such meeting. If mailed, it shall be directed to a stockholder at his address as it appears on the stock book, but at any meeting at which all stockholders shall be present, or of which stockholders not present have waived notice in writing, the giving of notice as above described may be dispensed with. The Board of Directors shall also, in like manner, call a special meeting of stockholders whenever so requested in writing by stockholders representing not less than one-half of the capital stock of the company. The President may in his discretion call a special meeting of stockholders upon ten days notice. No business other than that specified in the call for the meeting, shall be transacted at any meeting of the stockholders, except upon the unanimous consent of all the stockholders entitled to notice thereof.

     Section 3. VOTING. At all meetings of the stockholders of record having the right to vote, each stockholder of the corporation is entitled to one vote for each share of stock having voting power standing in the name of such stockholder on the books of the company. Votes may be cast in person or by written authorized proxy. The provisions of "Florida Statutes Sec. 607.0902 Control-Share Acquisitions." shall not apply to control-share acquisitions of shares of the corporation occurring after November 13, 1991.

     Section 4. PROXY. Each proxy must be executed in writing by the stockholder of the corporation or his duly authorized attorney. No proxy shall be valid after the expiration of eleven months from the date of its execution unless it shall have specified therein its duration.

     Every proxy shall be revocable at the discretion of the person executing it or of his personal representatives or assigns.

     Section 5. QUORUM. The presence in person or by proxy, of the holders of a majority of the stock issued and outstanding entitled to vote shall be necessary to constitute a quorum at all meetings of the stockholders for the transaction of business, but a lesser number may adjourn to some future time by giving at least five days written notice to each stockholder entitled to vote who was absent from such meeting.

     The number of shares of any class having voting power, the holders of which shall be present in person or represented by proxy at any meeting of the stockholders in order to constitute a quorum for the transaction of any business or any specified item of business shall be 51% of the shares of stock issued and outstanding.
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     If a quorum shall not be present or represented, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn from time to time the meeting until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented any business or any specified item of business may be transacted which might have been transacted at the meeting as originally notified.

     The number of votes or consents of the holders of any class of stock having voting power which shall be necessary for the transaction of any business or any specified item of business at any meeting of stockholders, including amendments to the certificate of incorporation, or the giving of any consent, shall be 51% of the shares of stock issued and outstanding.

                                ARTICLE II
                                 DIRECTORS

     Section 1. NUMBER. The affairs and business of this corporation shall be managed by a Board of Directors composed of 15 members who need not be stockholders of record, and at least one of such directors shall be a resident of the State of Florida and a citizen of the United States.

     Section 2. HOW ELECTED. The Board of Directors shall be divided into three (3) classes, as nearly equal in number as possible, whose terms of office shall respectively expire at different annual meetings of the stockholders. At the annual meeting of the stockholders the persons receiving a plurality of the votes cast to fill vacancies on the Board of Directors created by the expiration of directors terms of office or an increase in the number of directors, shall serve for the ensuing three year period or until their successors have been elected. The person receiving a plurality of the votes cast to fill vacancies created by the death, resignation or removal of a director shall serve for the unexpired portion of the term of the director who is deceased, has resigned or is removed.

     Section 3. DUTIES. The Board of Directors shall have the control and general management of the affairs and business of the Corporation. Such directors shall in all cases act as a Board, regularly convened, by a majority, and they may adopt such rules and regulations for the conduct of their meetings and the management of the company, as they may deem proper, not inconsistent with these By-Laws and the laws of the State of Florida.

     Section 4. DIRECTORS' MEETINGS. Regular meetings of the Board of Directors shall be held immediately following the annual meeting of the stockholders, and at such other times as the Board of Directors may determine. Special meetings of the Board of Directors may be called by the Chairman of the Board or the President at any time, and shall be called by the President or the Secretary upon written request of two directors.

     Section 5. NOTICE OF MEETINGS. Notice of meetings, other than the regular annual meeting shall be given by service upon each director in person, or by mailing to him at his last known post-office address, at least two days before the date therein designated for such meeting, including the day of mailing, of a written or printed notice thereof specifying the time and place of such meeting, and the business to be brought before the meeting and no business other than that specified in such notice shall be transacted at any special meeting. At any meeting at which every member of the Board of Directors shall be present, although held without notice, any business may be transacted which might have been transacted if the meeting had been duly called.

     Section 6. VOTING. At all meetings of the Board of Directors, each Director is to have one vote, irrespective of the number of shares of stock that he may hold. The act of a majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors. Members of the Board of Directors or any Executive Committee thereof shall be deemed present at a meeting of such Board or Executive Committee if a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other is used.
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     Section 7.  VACANCIES.  Vacancies in the Board occurring between annual meetings may be filled until the next election of Directors by the Shareholders by a majority of the remaining Directors.

     Section 8. REMOVAL OF DIRECTORS. Any one or more of the Directors may be removed either with or without cause, at any time by a vote of the stockholders holding a majority of the stock, at any special meeting called for the purpose.

     Section 9. WAIVER OF NOTICE. Whenever by statute, the provisions of the certificate of incorporation or these By-Laws the stockholders or the Board of Directors are authorized to take any action after notice, such notice may be waived, in writing, before or after the holding of the meeting, by the person or persons entitled to such notice, or, in the case of a stockholder, by his attorney thereunto authorized.

     Section 10. QUORUM. At any meeting of the Board of Directors, a majority of the Board shall constitute a quorum of for the transaction of business; but in the event of a quorum not being present, a less number may adjourn the meeting to some future time, not more than thirty days later.

                                ARTICLE III
                                 OFFICERS

     Section 1. NUMBER. The officers of this corporation shall be a Chairman of the Board of Directors, a President, one or more Vice Presidents, including any Executive Vice Presidents (the number thereof to be determined by the Board of Directors), a secretary, a Chief Financial Officer, and a Treasurer, each of whom shall be elected by the Board of Directors. Such other Officers and Assistant Officers as may be deemed necessary may be elected or appointed by the Board of Directors. Any two or more offices may be held by the same person.

     Section 2. ELECTION. The officers of the corporation to be elected by the Board of Directors shall be elected annually by the Board at its meeting held immediately after the meeting of stockholders, and shall hold office for the term of one (1) year or until their successors are duly elected.
Officers other than the Chairman of the Board need not be members of the Board. The Chairman of the Board must be a member of the Board of Directors.

     The board may appoint such other officers, agents and employees as it shall deem necessary who shall have such authority and shall perform such duties as from time to time shall be prescribed by the Board.

     Section 3. DUTIES OF OFFICERS. The duties and powers of the officers of the Company shall be as follows:

                           CHAIRMAN OF THE BOARD

     The Chairman of the Board shall be the Chief Executive Officer of the Corporation and, subject to the control of the Board of Directors, shall in general supervise and control all of the business and affairs of the corporation. He shall, when present, preside at all meetings of the Stockholders and the Board of Directors and shall serve as Chairman of the Management Executive Committee. The Chairman may sign, with any other Officer of the Corporation so authorized by the Board of Directors, certificates for shares of the Corporation, and any other instruments that the Board of Directors has authorized for execution, except where the signing and execution thereof has been expressly delegated by the Board of Directors or these By-Laws to some other Officer or agent of the Corporation or is required by law to be otherwise signed or executed. The Chairman shall also make reports to the Board of Directors and the Shareholders and generally perform all duties of the Chief Executive Officer and such other duties as may be prescribed by the Board of Directors.

     He shall have the power to call special meetings of the directors in accordance with these By-Laws.

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                                 PRESIDENT

     The President shall be the Chief Operations Officer of the Corporation, shall serve as Vice-Chairman of the Management Executive Committee and during the absence and inability of the Chairman of the Board to render and perform his duties or exercise his powers, as set forth in these By-Laws or in the acts under which this corporation is organized, the same shall be performed and exercised by the President: and when so acting, he shall have all the powers and be subject to all the responsibilities hereby given to or imposed upon such Chairman of the Board.

     He shall have the power to make contracts and agreements in the name of the Corporation, and shall perform such other duties as may be assigned from time to time by the Chairman or the Board of Directors.

                              VICE-PRESIDENTS

     During the absence and inability of the President to render and perform his duties or exercise his powers, as set forth in these By-Laws or in the acts under which this corporation is organized, the same shall be performed and exercised by the most senior Vice-President, and when so acting, he shall have all the powers and be subject to all the responsibilities hereby given to or imposed upon such President. Executive Vice-Presidents shall be senior to other Vice Presidents. Vice-Presidents shall perform such other duties as may be assigned from time to time by the Chairman, President or the Board of Directors.

                                 SECRETARY

     The Secretary shall: (a) keep the minutes of the proceedings of the Shareholders and of the Board of Directors in one or more books provided for that purpose, (b) see that all notices are duly given in accordance with the provisions of these By-Laws or as required by law, (c) be custodian of the corporate records and of the seal of the Corporation and see that the seal of the Corporation is affixed to all documents the execution of which on behalf of the Corporation under its seal is duly authorized; (d) keep a register of the post-office address of each Shareholder which shall be furnished to the Secretary by such Shareholder, (e) sign with the Chairman or the President certificates for shares of the Corporation, the issuance of which shall have been authorized by resolution of the Board of Directors; (f) have general charge of the stock transfer books of the Corporation; and (g) in general perform all duties incident to the office of Secretary and such other duties as may be assigned from time to time by the Chairman, President or the Board of Directors.

                          CHIEF FINANCIAL OFFICER

     The Chief Financial Officer of the Corporation shall have the following powers and duties: (a) to be custodian and take charge of and be responsible for all funds and securities of the Corporation; (b) to receive and give receipts for money due and paid to the Corporation from any source whatsoever; (c) to deposit all such monies paid to the Corporation in the name of the corporation in such banks, trust companies, or, other depositories as shall be selected in accordance with these By-Laws, (d) to perform such other duties as may be assigned from time to time by the Chairman, President or the Board of Directors; (e) to give a bond for faithful discharge of his duties when required to do so by the Board of Directors.

                                 TREASURER

     The Treasurer shall perform such duties as may be assigned from time to time by the Chairman, President, Chief Financial Officer or the Board of Directors.

                    ASSISTANT SECRETARIES AND ASSISTANT
                                TREASURERS

     The Assistant Secretaries, when authorized by the Board of Directors, may sign with the Chairman or the President certificates for shares of the
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Corporation the issuance of which shall have been authorized by a resolution of the Board of Directors. The Assistant Treasurers shall respectively, if required by the Board of Directors, give bonds for the faithful discharge of their duties in such sums and with such sureties as the Board of Directors shall determine. The Assistant Secretaries and Assistant Treasurers, in general, shall perform such duties as may be assigned from time to time by the Secretary or the Chief Financial Officer, respectively, or by the Chairman, President or the Board of Directors.

     Section 4. VACANCIES, HOW FILLED. All vacancies in any office shall be filled by the Board of Directors without undue delay, at its regular meeting or at a meeting specially called for that purpose. In the case of the absence of any officer of the corporation or for any reason that the Board of Directors may deem sufficient, the Board may, except as specifically otherwise provided in these By-Laws, delegate the powers or duties of such officers to any other officer or director for the time being, provided a majority of the entire Board concur therein.

     Section 5. COMPENSATION OF OFFICERS. The officers shall receive such salary or compensation as may be determined by the Board of Directors.

     Section 6. REMOVAL OF OFFICERS. The Board of Directors may remove any officer, by a majority vote, at any time with or without cause.

                                ARTICLE IV
                           CERTIFICATES OF STOCK

     Section 1. DESCRIPTION OF STOCK CERTIFICATES. The certificates of stock shall be numbered and registered in the order in which they are issued. They shall be bound in a book and shall be issued in consecutive order therefrom, and in the margin thereof shall be entered the name of the person owning the shares therein represented, with the number of shares and the date thereof. Such certificates shall exhibit the holder's name and the number of shares. They shall be signed by the Chairman or President, and countersigned by the Secretary or Treasurer and sealed with the seal of the Corporation.

     Section 2. TRANSFER OF STOCK. The stock of the corporation shall be assignable and transferable on the books of the corporation only by the person in whose name it appears on said books, his legal representatives or by his duly authorized agent. In case of transfer by attorney, the power of attorney, duly executed and acknowledged, shall be deposited with the Secretary. In all cases of transfer, the former certificates must be surrendered up and cancelled before a new certificate can be issued. No transfer shall be made upon the books of the corporation within ten days next preceding the annual meeting of the shareholders.

     Section 3. LOST CERTIFICATES. If a stockholder shall claim to have lost or destroyed a certificate or certificates of stock issued by the corporation, the Board of Directors may direct at its discretion, a new certificate or certificates issued, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost or destroyed, and upon the deposit of a bond or other indemnity in such form and with such securities if any as the Board may require.

                                 ARTICLE V
                                   SEAL

     The seal of the corporation shall be as follows:



                                ARTICLE VI
                                 DIVIDENDS

     Section 1. WHEN DECLARED. The Board of Directors shall by vote declare dividends from the surplus profits of the corporation whenever, in their opinion, the conditions of the Corporation's affairs will render it expedient for such dividends to be declared.

     Section 2. RESERVE. The Board of Directors may set aside out of the net profits of the corporation available for dividends such sum or sums before payment of any dividend, as the Board in their absolute discretion think proper as a reserve fund, to meeting contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the Directors shall think conducive to the interests of the Corporation, and they may abolish or modify any such reserve in the manner in which it was created.

                                ARTICLE VII
                                 FINANCES

     Section 1. HOW MADE. All checks or drafts shall be signed as provided by resolution of the Board of Directors. All bills payable, notes, warrants or other negotiable instruments of the corporation (except checks or drafts) shall be made in the name of the Corporation, and shall be signed by the Secretary or Chief Financial Officer, Treasurer or Assistant Treasurer and countersigned by the Chairman, the President or a Vice-President. No officer or agent either singly or jointly with others, shall have the power to make any bill payable, note, check, draft or warrant or other negotiable instrument, or endorse the same in the name of the Corporation, or contract or cause to be contracted any debt or liability in the name or in behalf of the Corporation, except as herein expressly prescribed and provided, unless so authorized by the Board of Directors of the Corporation.

                               ARTICLE VIII
                                AMENDMENTS

     These By-Laws may be altered, amended, repealed or added to by the vote of the Board of Directors of this corporation at any regular meeting of said Board, or at a special meeting of directors called for that purpose provided a quorum of the directors as provided by law and by the certificate of Incorporation, are present at such regular or special meeting. These By-Laws, and any amendments thereto and new By-Laws added by the Directors may be amended, altered or replaced by the Stockholders at any annual or special meeting of the Stockholders.

                                ARTICLE IX
                                FISCAL YEAR

     The fiscal year shall begin the 1st day of September.

                                 ARTICLE X
                              INDEMNIFICATION

     Section 1. For purposes of this Article X, the following terms shall have the meanings hereafter ascribed to them:

     "Agent" includes a volunteer;

     "Corporation" includes, as the context may require, the International Speedway Corporation, any resulting Corporation and any constituent Corporation (including any constituent of a constituent) absorbed in a consolidation or merger, so that any person who is or was a Director, Officer, employee, or Agent of a constituent Corporation, or is or was serving at the request of a constituent Corporation as a Director, Officer, employee, or Agent of another Corporation, partnership, joint venture, trust or other enterprise is in the same position with respect to the resulting or surviving Corporation as he would have been with respect to such constituent Corporation if its separate existence had continued.

     "Expenses" include, without limitation, all cost, expenses, attorneys' fees, and paralegal expenses incurred by the Director, Officer, employee, or Agent in, for or related to the Proceeding or in connection with investigating, preparing to defend, defending, being a witness in or participating in the Proceeding, including such costs, expenses, attorneys' fees and paralegal expenses incurred on Appeal. Such attorneys' fees shall include without limitation, (a) attorneys' fees incurred by the Director,

Officer, employee or Agent in any and all judicial or administrative proceedings, including Appellate proceedings, arising out of or related to the Proceeding, (b) attorneys' fees incurred in order to interpret, analyze or evaluate that persons rights and remedies in the Proceedings or under any contracts or obligations which are the subject of such proceeding, and (c) attorneys' fees to negotiate with counsel for any claimants, regardless of whether formal legal action is taken against him.

     "Liability" includes obligations to pay a judgment, settlement, penalty, fine (including an excise tax assessed to any employee benefit plan), and expenses actually and reasonably incurred with respect to a proceeding;

     "Not opposed to the best interest of the Corporation" describes the actions of a person who acts in good faith and in a manner he reasonably believes to be in the best interest of the Corporation or the participants and beneficiaries of an employee benefit plan, as the case may be;

     "Other enterprise" includes an employee benefit plan;

     "Proceeding" includes any threatened, pending, or completed action, suit, or other type of proceeding, whether civil, criminal, administrative, or investigative, and whether formal or informal to which the person is a party by reason of the fact that he is or was a Director, Officer, employee or Agent of the Corporation or is now or was serving at the request of the Corporation as a Director, Officer, employee or Agent of another Corporation, partnership, joint venture, trust or other enterprise;

     "Serving at the request of the Corporation" includes any service as a Director, Officer, employee or Agent of the Corporation that imposes duties on such persons, including duties relating to an employee benefit plan and its participants or beneficiaries;

     Section 2. The Corporation shall indemnify to the fullest extent permitted by law, and shall advance expenses therefore, to any Director or officer who was or is a party to any proceeding, against liability incurred in connection with such proceeding, including any appeal thereof.

     Section 3. The Corporation shall, within 30 days of request by an Officer or Director, advance an amount equal to the expenses actually and reasonably incurred in defending a civil or criminal proceeding. Prior to advancing any expenses hereunder, the Corporation shall have received from the officer or Director or some person on his behalf an undertaking to repay said amount if he is ultimately found not to be entitled to indemnification by the Corporation pursuant to this Article.

     Section 4. The Corporation may indemnify to the fullest extent permitted by law, and may advance expenses therefore, to any other employee or Agent (who is not also a Director or Officer) who was or is a party to any proceeding, against liability incurred in connection with such proceeding, including any appeal thereof upon authorization in the specific case by the Board of Directors by a majority vote of a quorum consisting of Directors who were not also parties to such proceeding, or as otherwise permitted by law.

     Section 5. Expenses incurred by other employees and Agents may be paid in advance upon such terms or conditions that the Board of Directors deems appropriate.

     Section 6. The Board of Directors may authorize indemnification or advancement of expenses in favor of other employees and agents upon such terms or conditions as the Board of Directors may deem appropriate under the circumstances and may enter into agreements therefore with such employees and Agents.

     Section 7. The rights of an Officer, Director, employee or Agent hereunder shall be in addition to any other right such person may have under the Corporation's Articles of Incorporation or the Florida General Corporation Act or otherwise, and nothing herein shall be deemed to diminish or otherwise restrict such person's right to indemnification under any such other provision. It is the intent of this By-Law to provide the maximum indemnification under the applicable law. To the extent applicable law or the Articles of Incorporation of the Corporation, as in effect on the date hereof or any time in the future, permit greater indemnification than is provided for in this By-Law, it is the intent of the Corporation that the Directors, Officers, employees or Agents of the Corporation shall enjoy the greater benefits so afforded by such law or provision of the Articles of Incorporation, and this By-Law shall be deemed amended without any further action by the Corporation to grant such greater benefit. If any part of this Article shall be found to be invalid or ineffective in any action, suit or proceeding, the validity and effect of the remaining part thereof shall not be affected. The provisions of this Article X shall be applicable to all proceedings commenced after the adoption hereof, whether arising from acts or omissions occurring before or after its adoption.

     Section 8. Indemnification and advancement of expenses as provided in this Article shall continue, unless otherwise provided when such indemnification and advancement of expenses are authorized or ratified, as to a person who has ceased to be a director, officer, employee, or Agent and shall inure to the benefit of the heirs and personal representatives of such a person.

     Section 9. The corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of this section.

     Section 10. If any expenses or other amounts are paid by way of indemnification otherwise than by court order or action by the shareholders or by an insurance carrier pursuant to insurance maintained by the corporation, the corporation shall, not later than the time of delivery to shareholders of written notice of the next annual meeting of shareholders, unless such meeting is held within three months from the date of such payment, and, in any event, within 15 months from the date of such payment, deliver either personally or by mail to each shareholder of record at the time entitled to vote for the election of directors a statement specifying the persons paid, the amounts paid, and the nature and status at the time of such payment of the litigation or threatened litigation.

                                ARTICLE XI
                             PLACE OF BUSINESS

     The primary place of business of the corporation is at such place as the Board of Directors may from time to time determine.